Exhibit 99.2

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

First Quarter 2004 Earnings
Supplemental Information

[GRAPHIC]

TNS Business Segments

Global Provider of Business Critical Data Communication Services

International Services Division
(27.7% of Q1 04 revenues)
• TNS services in 11 countries around the world

Point-of-Service Division (48.0% of Q1 04 revenues)	Q1 04 Revenue	$60.2 mm	Telecommunications Services Division
• Enables communication of	Q1 04 Adj. Earnings(1)	$4.9 mm	(14.3% of Q1 04 revenues)
transaction data between payment processors and ATM or POS terminals	[LOGO]		• Call signaling and database access services

Financial Services Division
(10.0% of Q1 04 revenues)
• Private financial data networks

(1)                 Pretax income or loss after equity in net loss of unconsolidated affiliate and adding back certain non-cash items including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at at 38% rate.

Industry Trends

•                              International Services Division

•                             Market for outsourced transaction processing emerging outside of the U.S.

•                             Growth in prepaid wireless accounts

•                             Growth, automation and globalization of financial markets

•                              Financial Services Division

•                             Globalization of financial markets

•                             Standardization and proliferation of electronic communication protocols, including FIX

•                              Telecommunication Services Division

•                             Proliferation of competitors in telecom

•                             Introduction of new competitive telecom service offerings

•                              POS Division

•                             Unit growth supported by:

•                  Increasing merchant acceptance of credit and debit cards at the point-of-sale

•                  Consumers substituting cards for checks and cash

•                  Growing markets – EBT, prepay products, healthcare, check truncation and QSRs

Our Strategy For Continued Growth

[CHART]

Continue to Expand	• Leverage Existing Relationships
Customer Base	• International Expansion
• Financial Services

Develop New	• Services to wireless services providers
Service Offerings	• Emergency Communications Systems

Increase Sales to	• Greater Volume from Customers
Existing Customers	• Customers Expanding Abroad
• Cross-Sell Full Range of Services

Pursue Strategic	• Expand Range of Services
Acquisitions	• Increase Customer Base

Q1:04 Financial Overview

	Q1:04	Q1:03	% Chg
International Services Division	$16.7	$9.2	80.4%
Financial Services Division	6.0	4.8	25.9%
Telecommunications Services Division	8.6	7.1	20.5%
Point of Sale Division	28.9	29.5	(2.0%)
Total Revenue	$60.2	$50.6	18.8%
Gross Profit	$29.5	$22.5	31.2%
Gross margin	49.0%	44.3%	470	BP

Net loss to common stockholders	$(5.1)	$(6.0)	15.5%

Net loss per common share	$(0.34)	$(0.49)	30.6%

Adjusted Earnings(1)	$4.9	$2.2	125.3%

Adjusted Earnings Per Share - diluted(1)	$0.33	$0.18	86.3%

($ in millions except per share amounts)

(1) Non-GAAP measure

Adjusted Earnings Calculation

	Q1:04	Q1:03	% Chg
Loss before income taxes and equity in net loss of unconsolidated affiliate	$(2,604)	$(2,778)	-15.5%
(GAAP)
Equity in net loss of affiliate	(37)	—	N/A
Amortization of intangible assets	8,508	6,286	35.5%
Other debt-related costs(1)	2,022	—	N/A
Stock compensation expense	76	30	153.3%
Adjusted Earnings Before Taxes	$7,965	$3,538	125.3%

Income tax provision at 38%	$3,027	$1,344	125.3%

Adjusted Earnings	$4,938	$2,194	125.3%

Weighted average shares diluted	14,961,154	12,373,263	20.9%

Adjusted Earnings Per Share	$0.33	$0.18	86.3%

(1) Represents non-cash write-off of debt issuance costs associated with early payoff of term debt.

($ in millions except share and per share amounts)

Balance Sheet Highlights
and Capital Structure

	3/31/04		12/31/03
Cash and cash equivalents	$10.9		$11.1
Accounts receivable	44.4		41.5
Current assets	64.5		60.0
Current ratio	1.15	x	0.77	x

Total assets	$336.2		342.4

Long-term debt	$78.2		$150.4
Preferred stock	—		176.5
Stockholders’ equity (deficit)	$209.7		$(37.5)
Total debt/capitalization	27.2%		52.0%

Total liabilities and stockholders’ equity	$336.2		$342.4
($ in millions)

Outlook

Q2 2004	Q2:04	Q2:03	% Chg
Total Revenue ($ millions)	$60.0-$62.0	$54.1	11-14%

Adjusted Earnings(1) ($ millions)	$ 5.0-$ 6.0	$3.3	21-51%

($ in millions)

2004	2004	2003	% Chg
Total Revenue ($ millions)	$245.7-$250.2	$223.4	10-12%

(1)                 Pretax income or loss after equity in net loss of unconsolidated affiliate and adding back certain non-cash items including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at at 38% rate.

Forward Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s prospectus filed with the SEC on March 16, 2004.  In addition, the statements in this presentation are made as of April 22, 2004.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to April 22, 2004.